Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2016, with respect to the consolidated financial statements and schedule included in the Annual Report of Duluth Holdings Inc. on Form 10-K for the year ended January 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statements of Duluth Holdings Inc. on Forms S-8 (File No. 33-209540 and File No. 33-208185).

/s/ GRANT THORNTON LLP

Chicago, Illinois

April 8, 2016